EXHIBIT 8.4

September 16, 2013

CBL & Associates Properties, Inc.
2030 Hamilton Place Boulevard, Suite 500
Chattanooga, TN 37421
Ladies and Gentlemen:
We have acted as counsel to CBL & Associates Limited Partnership, a Delaware limited partnership (the “Operating Partnership”) and to CBL & Associates Properties, Inc., a Delaware corporation (the “Company”) and the owner of 100% of the issued and outstanding shares of common stock of both CBL Holdings I, Inc., a Delaware corporation (“CBL Holdings I”), and CBL Holdings II, Inc., a Delaware corporation (“CBL Holdings II”), the general partner and a limited partner, respectively of the Operating Partnership, in connection with the offering from time to time (A) by the Company of (i) shares of its common stock, $.01 par value per share (the “Common Stock”), (ii) shares of its preferred stock (the “Preferred Stock”), (iii) fractional interests in shares of Preferred Stock represented by depositary shares (the “Depositary Shares”), (iv) senior and subordinated debt securities (collectively, the “REIT Debt Securities”), (v) warrants to purchase shares of Common Stock, shares of Preferred Stock, Depositary Shares and/or REIT Debt Securities (the “Warrants”), (vi) rights to purchase shares of Common Stock, shares of Preferred Stock, and/or REIT Debt Securities (the “Rights”), and (vii) units consisting of two or more of any of the foregoing classes of offered securities (the “Units”), in amounts, at prices and on terms to be determined at the time or times of offering, and (B) by the Operating Partnership of debt securities (the “Partnership Debt Securities”) and by the Company of its limited guarantees of the Partnership Debt Securities (the “Limited Company Guarantees”), in amounts, at prices and on terms to be determined at the time or times of offering.
The Common Stock, Preferred Stock, Depositary Shares, REIT Debt Securities, Warrants, Rights, Units and Limited Company Guarantees (collectively, the “Company Securities”) and the Partnership Debt Securities are the subject of a registration statement (the “Registration Statement”) on Form S-3, Securities Act File No. 333-182515, as originally filed by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) effective July 3, 2012 and subsequently amended (A) by Post-Effective Amendment No. 1 thereto filed with the SEC on September 20, 2012, (B) by Post-Effective Amendment No. 2 thereto filed with the SEC on March 1, 2013 and (C) by Post-Effective Amendment No. 3 thereto filed with the SEC as of the date hereof (SEC File Nos. 333-182515 and 333-182515-01), filed by the Company and the Operating Partnership with the

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SEC as of the date hereof to add the Operating Partnership as a co-registrant and to add the Partnership Debt Securities and the Limited Company Guarantees as additional offered securities, which amendment includes a Prospectus dated of even date herewith (the “Prospectus”). Capitalized terms not defined herein shall have the meanings ascribed to them in the certificate (or incorporated therein by reference), dated of even date herewith (the “Certificate”), delivered to Husch Blackwell LLP by the Company and the Operating Partnership which provides certain representations by them relevant to this opinion.
You have requested our opinion as to certain federal income tax matters regarding the Company and the Operating Partnership. In our capacity as counsel to the Company and the Operating Partnership, and for purposes of rendering this opinion, we have examined and relied upon the following (the “Reviewed Documents”), with your consent:
(i) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect,
(ii) the Amended and Restated Bylaws of the Company, as currently in effect,
(iii) the Certificate of Limited Partnership of the Operating Partnership, as currently in effect,
(iv) the Certificate,
(v) the Registration Statement, including the Forms of Indenture filed as exhibits thereto for the REIT Debt Securities and the Partnership Debt Securities,
(vi) the Prospectus,
(vii) the due diligence letter dated of even date herewith (the “Letter”) delivered to Husch Blackwell LLP by the Company’s Chief Legal Officer on behalf of the Company which provides certain representations and statements of fact relevant to this opinion,
(viii) the Fourth Amended and Restated Agreement of Limited Partnership, as amended to date, of the Operating Partnership, and
(ix) such other documents provided by the Company as we have considered relevant to our analysis.
In our examination of the Reviewed Documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the transactions contemplated by the Reviewed Documents will be consummated in accordance with the terms and conditions of such documents, that all parties to such documents and/or any other person or entity otherwise subject to the terms and conditions of such documents have acted, and will act, in accordance with the terms and conditions of such documents, and that such documents accurately reflect the material facts of the contemplated transactions.
Furthermore, our opinion is based on (a) our understanding of the facts as represented to us in the Certificate and the Letter, and (b) the assumptions that:

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(i) the Company and the Operating Partnership are operated, and will continue to be operated, in the manner described in the Certificate and the Reviewed Documents,
(ii) the facts contained in the Registration Statement and the Prospectus are true and complete in all material respects,
(iii) all representations of fact contained in the Certificate and the Letter are true and complete in all material respects,
(iv) any representation of fact in the Certificate that is made “to the knowledge” or similarly qualified is correct without such qualification, and
(v) the Company qualified as a REIT for its 2004 taxable year and all prior taxable years.
We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company or for the purpose of rendering this opinion. We have assumed the accuracy of the representations made to us and the legal opinions given to us in the Certificate and the Letter.
We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion. In particular, the qualification and taxation of the Company as a REIT for federal income tax purposes depend upon the Company’s ability to meet on a continuing basis certain distribution levels, diversity of stock ownership, and the various qualification tests imposed by the Internal Revenue Code of 1986, as amended (the “Code”). We will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, to the extent that the facts differ from those represented to or assumed by us herein, our opinion could be inapplicable, and in such event, our opinion should not be relied upon.
Our opinion herein is based on existing law as contained in the Code, final and temporary regulations promulgated thereunder by the United States Department of the Treasury (“Treasury Regulations”), and interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative pronouncements and practices of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings which are not binding on the IRS except as to taxpayers actually receiving such a ruling), all as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts. Our opinion has no official status of any kind, and is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree, with our conclusions.
Based upon, and subject to, the foregoing and the next paragraph below, we are of the opinion that, as of the date hereof:

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(i)
The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code during its taxable years ended December 31, 2005 through December 31, 2012, and that its current and proposed organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT thereafter; and

(ii)
The statements included in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” insofar as such statements discuss matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute our opinion as to the material United States federal income tax consequences set forth therein, subject to the assumptions and qualifications set forth therein and in this letter.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions. We express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.
This opinion is furnished to you in accordance with the requirements of Item 601(b)(8) of SEC Regulation S-K solely for use in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent; provided, however, that this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including investors in Company Securities and Partnership Debt Securities pursuant to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” and “Legal Matters.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.
Very truly yours,

Husch Blackwell LLP

/s/ Husch Blackwell LLP

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